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                                 Exhibit 10.13

                               RSI HOLDINGS, INC.
                             STOCK OPTION AGREEMENT

Name of Optionee: Charles M. Bolt

Date of Grant: August 18, 1999

Number of shares subject to Options: 10,000

Exercise price per share: $.11

Options expire and are no longer valid on or after: August 18, 2004, unless an earlier date of expiration occurs pursuant to the terms set forth below

The Options shall be exercisable according to the following schedule (subject to adjustment as provided below):

                  3,333 Shares Beginning August 18, 2000
                  3,333 Shares Beginning August 18, 2001
                  3,334 Shares Beginning August 18, 2002

         An Option that becomes exercisable in whole or in part according to the foregoing schedule may be exercised subsequently at any time prior to its scheduled expiration, subject to earlier termination as described below.

         Additional Option Terms:

         The Options shall not be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

         Any unexercised Option shall terminate prior to its fixed term three months after the date that the Optionee ceases to be an employee of RSI Holdings, Inc. (the "Company") or a subsidiary of the Company, unless the Optionee shall (a) die while an employee of the Company, or a subsidiary of the Company, or within a period of three (3) months after the termination of his employment with the Company or a subsidiary of the Company, in which case his personal representative or representatives may exercise the previously unexercised portion of the Options at any time within one (1) year after his termination of employment to the extent the Optionee could have exercised such Options as of the date of his death (but no later than the end of the fixed term of the Option); (b) terminates his or her employment with the Company or a subsidiary of the Company by reason of having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision), in which case he or his personal representative may exercise the previously unexercised portion of the Options at any time within one (1) year after termination of his employment to the extent the Optionee could have exercised such Options as of the date of his becoming permanently and totally disabled. In no event may the Options be exercised after the expiration of their fixed term.

         An Option shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall at the same time tender to the Company payment in full in cash (or in shares of the Company's Common Stock at the value of such shares at the time of exercise) of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, and (d) shall comply with such other reasonable requirements as the Board of the Company may establish. Neither the Optionee nor his personal representative(s) or estate shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been executed and delivered.

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         An Option may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Options from time to time in accordance with this agreement for the remaining shares subject to the Options.

         The number and kind of shares subject to Options hereunder and/or the exercise price will be appropriately adjusted by the Board in the event of any change in the outstanding stock of the Company by reason of stock dividend, consolidation, stock split, recapitalization, reorganization, merger, split-up or the like. Such adjustment shall be designed to preserve, but not increase, the benefits to the Optionee. The determinations of the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         No certificate(s) for shares shall be executed or delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange on which the Company's Common Stock may, at the time, be listed. By signing below, the Optionee states that he understands that the shares underlying these Options have not been registered with the Securities and Exchange Commission or any state securities commission and that, even after exercise, they cannot be sold by Optionee without registration under applicable securities laws or exemption therefrom. The Optionee also represents to the Company that he understands that, if he intends to rely upon Rule 144 promulgated under the Securities Act in connection with the sell of any securities acquired by him upon the exercise of the Options, under current regulations he must hold the securities acquired from the exercise of the Options for a minimum of one year after exercise. In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Options by bequest or inheritance, the Board may require reasonable evidence as to the ownership of the Options and may require such consents and releases of taxing authorities as it may deem advisable.

         This agreement does not in any way confer any right to continue as a director of the Company.

         By the Optionee's and the Company's signatures below, the Optionee and the Company agree that these Options are granted under and governed by the terms and conditions of this agreement.

                                           RSI HOLDINGS, INC.


                                           By: /s/ Buck A. Mickel
                                               ---------------------------------
                                           Title: President and CEO

WITNESS:


 /s/ Joe F. Ogburn
-----------------------

                                                     OPTIONEE:


                                            /s/ Charles M. Bolt
                                           -------------------------------------
                                           Charles M. Bolt